Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-            ) and related Prospectus of Walter Investment Management Corp. for the registration of $1,500,000,000 of securities and to the incorporation by reference therein of our report dated March 8, 2011 (except for Note 21, as to which the date is January 13, 2012), with respect to the consolidated financial statements of Walter Investment Management Corp. , included in its Form 8-K filed with the Securities and Exchange Commission on January 13, 2012.

We also consent to the incorporation by reference therein of our report dated March 8, 2011 with respect to the effectiveness of internal control over financial reporting of Walter Investment Management Corp. as of December 31, 2010, included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tampa, Florida

January 13, 2012